UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2007

Hibbett Sports, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

This report is being filed to provide revised company information that reflects the adoption by Hibbett Sporting Goods, Inc., a Delaware corporation (the “Predecessor Registrant”), of a holding company form of organizational structure. The holding company organizational structure was implemented by the merger (the “Merger”) in accordance with Section 251(g) of the Delaware General Corporation Law, of Hibbett MergerSub, Inc., a Delaware corporation, with and into the Predecessor Registrant, with the Predecessor Registrant being the surviving corporation. In the Merger, which was consummated on February 10, 2007, each share of the common stock of the Predecessor Registrant was converted into one share of common stock of Hibbett Sports, Inc., a Delaware corporation (the “Registrant”). Pursuant to the Merger, the Predecessor Registrant became a direct, wholly-owned subsidiary of the Registrant. In the Merger, the Registrant issued new stock certificates, the form of which is attached hereto as Exhibit 99.1. The revised “Description of Capital Stock” for the Registrant, which is substantively identical to the description applicable to the Predecessor Registrant before the Merger, is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Form of Common Stock Certificate
99.2	Description of Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Vice President and Chief Financial Officer

September 26, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Common Stock Certificate
99.2	Description of Common Stock